UNITED STATES DISTRICT COURT
                         CENTRAL DISTRICT OF CALIFORNIA



JAMES ARGYROPOULOS and NORTON HERRICK                          CASE NUMBER
PLAINTIFF(S)
                                                           CV-96-7740 LGB (AJWx)
vs.

MEDNET, MPC CORPORATION M.B. MERRYMAN,                           S U M M ON S
DR. SOL LIZERBRAM, LEO T. MCCARTHY,
DONALD KIRSCH, BYRON GEORGIOU, EDWARD
HEIL, EDWARD HANLEY, ROBERT QUICK,
MATTHEW STRAUSS, and LINCOLN WARD
DEFENDANT(S)

TO THE ABOVE-NAMED DEFENDANT(S), You are hereby summoned and required to file with this court and serve upon



Plaintiff's attorney, whose address is:

     Robert A. Sacks
     SULLIVAN & CROMWELL
     444 South Flower Street, 12th Floor
     Los Angeles, CA  90071

an answer to the complaint which is herewith served upon you within 20 days after service of this summons upon you, exclusive of the day of service. If you fail to do so, judgment by default will be taken against you for the relief demanded in the complaint.

DATE:  November 5, 1996


                                   CLERK, U.S. DISTRICT COURT



                                   By:  /s/
                                        ----------------------------
                                        Deputy Clerk


                                        (SEAL OF THE COURT)



________________________________________________________________________________

                                 S U M M O N S
________________________________________________________________________________

Robert A. Sacks (CSB 150146)
SULLIVAN & CROMWELL
444 South Flower Street
Los Angeles, California  90071
(213) 955-8000

Attorneys for Plaintiffs
James Agyropoulos and
Norton Herrick



                          UNITED STATES DISTRICT COURT

                     FOR THE CENTRAL DISTRICT OF CALIFORNIA


JAMES ARGYROPOULOS and             )
NORTON HERRICK,                    )    Civil Action No. 96-7740 LGB (AJWx)
                                   )
               Plaintiffs,         )
                                   )
     vs.                           )
                                   )    COMPLAINT AND
MEDNET, MPC CORPORATION            )    DEMAND FOR JURY TRIAL
M.B. MERRYMAN, DR. SOL             )
LIZERBRAM, LEO T. MCCARTHY,        )
DONALD KIRSCH, BYRON GEORGIOU,     )
EDWARD HEIL, EDWARD HANLEY,        )
ROBERT QUICK, MATTHEW STRAUSS,     )
and LINCOLN WARD,                  )
                                   )
               Defendants.         )
___________________________________)


         Plaintiffs James Argyropoulos ("Argyropoulos") and Norton Herrick ("Herrick") (collectively "Plaintiffs") for their complaint against Mednet, MPC Corporation ("Mednet"), M.B. Merryman ("Merryman"), Dr. Sol Lizerbram ("Lizerbram"), Leo T. McCarthy ("McCarthy"), Donald Kirsch ("Kirsch"), Bryon Georgiou ("Georgiou"), Edward Heil ("Heil"), Edward Hanley ("Hanley"), Robert Quick ("Quick"), Matthew Strauss ("Strauss"), and Lincoln Ward ("Ward") (collectively "Defendants"), allege upon knowledge as to themselves and their conduct and upon information and belief as to all other matters, as follows:


                                  INTRODUCTION

         1. This action arises out of a pattern of fraudulent, deceptive and wrongful conduct which began when Defendants Mednet and Merryman misrepresented to Plaintiffs material facts concerning the historical performance of and future financial and business prospects for defendant Mednet in order to induce Plaintiffs to provide Mednet with a multi-million dollar cash infusion. At the time Mednet and Merryman made these misrepresentations, Mednet was in the midst of raising funds to complete a severely undercapitalized acquisition and was urgently in need of the funds provided by Plaintiff's investment.

         2. Defendants' misconduct did not stop at their fraud in inducing Plaintiffs to provide Mednet with much-needed cash. In connection with the Plaintiffs' investment, Mednet violated Section 5 of the Securities Act of 1933 by issuing Mednet convertible preferred stock to Plaintiffs that was not registered with the Securities & Exchange Commission ("SEC") and did not fall within any exemption from registration. In addition, in the year since
Plaintiffs' investment was made, Mednet, under Merryman's direction, has repeatedly violated its contractual obligations to Plaintiffs, including, among other things, by failing to register Plaintiffs' common stock in a timely manner and by refusing to issue to Plaintiffs certain notes they were entitled to receive upon exchange of their Mednet preferred stock. Mednet's failure to exert best efforts to register Plaintiffs' common stock with the SEC has been especially harmful to Plaintiffs, in the market price of Mednet's common stock plummeted during the period of Mednet's delay, causing Plaintiffs millions of dollars of damage due to their inability to sell any Mednet shares. During this delay, however, Merryman and other Mednet officers made substantial sales of their own Mednet stock, thereby breaching their fiduciary duties to Plaintiffs, earning profits for themselves, and contributing to the decline in Mednet's stock price.

         3. Recently, Defendants' misconduct has extended even further, as Mednet has sought blatantly to disregard Plaintiffs' rights as holders of Mednet securities. Thus, on October 24, 1996, Mednet violated its own corporate charter documents as well as Plaintiffs' contractual rights by refusing to perform the ministerial act of issuing Mednet notes to Plaintiffs upon exchange of their Mednet convertible exchangeable preferred stock. This was a conscious and malicious breach of Mednet's express obligation to do so under the terms of the Certificate of Designations of the 10% Series A Convertible Exchangeable Preferred Stock (the "Preferred Stock") then owned by Plaintiffs. By refusing to issue these notes, Defendants apparently seek to harm Messrs. Argyropoulos and Herrick by depriving them of the increased priority and other rights attendant to being Mednet noteholders rather than preferred stockholders, including their rights as noteholders to determine whether to veto the issuance by Mednet of additional preferred stock or indebtedness. Indeed, Plaintiffs learned only on October 28, 1996, that this last right was of particular concern to Defendants, who publicly announced Mednet's intention to issue preferred stock and senior debt to another third party, Bergen Brunswig ("Bergen"), without seeking or obtaining the requisite consent of Plaintiffs to do so. Unless enjoined, Mednet's intention to issue preferred stock and indebtedness to Bergen threatens Plaintiffs with irreparable harm.


                                  THE PARTIES

         4.  Plaintiff  James   Argyropoulos  is  a  citizen  of  the  State  of
California, resident in this District. Plaintiff Norton Herrick is a citizen of the State of Florida.

         5. Defendant Mednet is a Nevada corporation with a principal place of business located at 871-C Grier Drive, Las Vegas, Nevada. Mednet is engaged in the managed prescription care industry, and develops and administers prescription drug programs. Mednet's stock is publicly traded, and Mednet has operations in this State. In connection with the events giving rise to this action, officers and directors of Mednet traveled to this district, actively solicited investment in this district and have engaged in continuous communications with persons in this district. Numerous of the misrepresentations that give rise to the claims in this action occurred in this district.

         6. Defendant Merryman is the President, Chief Executive Officer and a member of the Board of Directors of Mednet, and a resident of the State of Nevada. In connection with the events giving rise to this action, Merryman traveled to this district, actively solicited investment in this district and has engaged in repeated communications with persons in this district. Merryman also made or authorized some of the misrepresentations that give rise to the claims against defendants in this district. All of Mednet's conduct in connection with the matters alleged in this complaint has been carried out at Merryman's direction and subject to his control. At all times relevant to this action, Merryman has controlled Mednet and is a controlling person within the meaning of Section 15 of the Securities Act of 1933 (the "Securities Act") and
Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act").

         7. Defendants Lizerbram, McCarthy, Kirsch, Georgiou, Hanley, Heil, Quick, Strauss, and Ward are directors of Mednet and were directors at the time of the events giving rise to this action. At the time of the solicitation and consummation of Plaintiffs' investment, these defendants controlled Mednet and are controlling persons within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act.


                             JURISDICTION AND VENUE

         8. This Court has jurisdiction over this action pursuant to Section 22 of the Securities Act, Section 27 of the Exchange Act, and 28 U.S.C. Section 1331, 1367 and 2201. Venue is proper in this District pursuant to Section 22 of the Securities Act, Section 27 of the Exchange Act, and 28 U.S.C. Section
1391(b). Defendants offered and sold securities in this district and a substantial part of the events giving rise to this dispute occurred in this District.


                              FACTUAL ALLEGATIONS

         9. In or about June 1995,  Aries  Capital  Group,  Inc.  ("Aries")  was
contacted by Mednet's financial advisor, McFarland Dewey Securities Co. ("McFarland Dewey"), about the possibility of making a substantial equity investment in Mednet. Mednet was portrayed to Aries by McFarland Dewey as a company that had grown rapidly and had significant potential for future growth and profitability. Aries was informed by McFarland Dewey that Mednet was seeking an equity investment to fund a pending acquisition and to provide needed operating capital.

         10. In connection with its consideration of an investment in Mednet, Aries was provided by McFarland Dewey with a confidential memorandum (the
"Offering Memorandum") that contained significant descriptive and financial information, including projections, concerning Mednet, its strategies and prospects, and its management. The material information in the Offering Memorandum had been reviewed and/or prepared by Mednet and was provided to Aries by McFarland Dewey on Mednet's behalf. Over the course of the next three months, Aries representatives also had extensive contact with McFarland Dewey and Mednet representatives, including Merryman, in which it was provided with significant additional information about Mednet. These contacts included meetings in Los Angeles as well as at Mednet's headquarters in Las Vegas, and involved among other things discussion of Mednet's short and long term financial prospects. As explained more fully below, the information contained in the Offering Memorandum and additional information that was provided to Aries during due diligence was materially inaccurate in numerous respects, and significantly overstated Mednet's financial condition and prospects.

         11. On or about September 15, 1995, Mednet and Aries entered into three agreements: (i) a Strategic Financial Consulting and Investment Agreement (the "Investment Agreement"), (ii) a Registration Rights Agreement ("Registration Rights Agreement"), and (iii) a letter agreement relating to the appointment of Steven Mayer ("Mayer") of Aries to the Mednet Board of Directors. These agreements collectively set forth the terms and conditions pursuant to which Aries agreed to make a $3 million investment in Mednet.

         12. Under the terms of the Investment Agreement, in return for the payment of $3 million, Mednet agreed to issue the following securities: (a) 150,000 shares of Preferred Stock, which were to be convertible into Mednet common stock at the holder's option and would also be exchangeable, again at the holder's option in the event certain conditions occurred, into Mednet Convertible Notes; (b) a warrant initially exercisable for 363,636 shares of Mednet common stock at $.01 per share, subject to adjustment; and c) a warrent initially exercisable for 493,647 shares of Mednet common stock at $2.20 per share, subject to adjustment (the $.01 per share and $2.20 per share warrants shall be referred to collectively as the "Warrants"). Mednet also agreed to pay Aries a fee of $250,000, and to pay certain of Aries' costs and attorneys' fees.

         13. Under the terms of the Registration Rights Agreement, Mednet agreed that, upon notice, it would register with the SEC the common stock into which the securities issued pursuant to the Investment Agreement were convertible or exercisable, as the case may be. The purpose of such registration was to provide Aries or its assignees with marketable securities, which could be readily sold to third parties. Mednet undertook in the Registration Rights Agreement to "use its best efforts" to file a registration statement with the SEC within 30 days from the appropriate notice requesting such registration, and to have the registration statement declared effective within 90 days thereafter. Because Mednet's common stock was already registered with the SEC, the process of registering these additional shares is far less complex than were Mednet to be filing an initial registration statement, and consequently the time periods afforded by these deadlines were more than ample.

         14. On September 15, 1995, Aries assigned all of its Rights under the Investment Agreement and the Registration Rights Agreement to Messrs. Herrick, Argyropoulos and Mayer pursuant to a written assignment, a copy of which was provided to Mednet. Thereafter, in return for the payment of $2,250,000, Herrick purchased 112,500 shares of Preferred Stock having a liquidation preference equal to $2,250,000, and was issued a warrant to purchase 272,727 shares of Mednet common stock at $.01 per share and a warrant to purchase 277,676 shares of Mednet common stock at $2.20 per share. In return for the payment of $750,000, Argyropoulos purchased 37,500 shares of Preferred Stock having a liquidation preference equal to $750,000, and was issued a warrant to purchase 90,909 shares of Mednet common stock at $.01 per share and a warrant to purchase 92,559 shares of Mednet common stock at $2.20 per share. Mayer was issued a warrant to purchase 123,412 shares of Mednet common stock at $2.20 per share.

         15. Subsequently, Herrick exercised his warrant to purchase 272,727 shares of Mednet common stock at $.01 per share and thereby became the stockholder of record of 272,727 shares of Mednet common stock. Argyropoulos has also instructed the depository holding his warrant to purchase 90,909 shares of Mednet common stock at $.01 per share to exercise it in order to become the stockholder of record of 90,909 shares of Mednet common stock.

         16. On September 28, 1995, Herrick, Argyropoulos and Mayer delivered to Mednet a written demand notice pursuant to Section 2(a) of the Registration Rights Agreement that Mednet prepare and file a registration statement with the SEC covering all of the registerable securities, including without limitation all of the Mednet common stock issued or issuable upon conversion of the Preferred Stock or exercise of the Warrants. Under the terms of the Registration Rights Agreement, Mednet was therefore required to use its best efforts to file a registration statement on or before October 28, 1995, and to have the registration statement declared effective on or before January 26, 1996. Notwithstanding the foregoing obligation, Mednet did not file a registration statement with the SEC until January 31, 1996, and the registration statement did not become effective until July 17, 1996 -- nearly 180 days after the date contemplated by the Registration Rights Agreement.

         17. During the period the registration statement should have been filed and effective -- and would have been filed and effective had Mednet exercised its best efforts to cause it to become so -- Mednet's per share common stock price as quoted on NASDAQ declined from a high of $3-11/16 on March 22, 1996 to $2 on July 17, 1996 when the registration statement finally became effective, and has declined further to $15/16 as of yesterday's close. During this period, Plaintiffs were precluded from publicly offering or selling any of the Mednet common stock they owned or over which they had rights; however, defendant Merryman was himself busy taking advantage of market conditions to sell his own Mednet common stock for enormous gain, selling 75,00 shares during May 1996. Another senior Mednet executive, Executive Vice President David Dalton, was even more active, selling 400,000 shares during February and March 1996. In addition to being a breach of their fiduciary duties to Plaintiffs, the effect of these substantial insider sale transactions was to depress the value of Mednet's stock, thereby harming Plaintiffs, during the period that Mednet's breach of contract deprived Plaintiffs of the ability to sell their securities.

         18. On or about April 26, 1996, Herrick, through his attorneys, delivered a notice to Mednet that it was in breach of the Registration Rights Agreement because of its failure to exercise its best efforts to file a registration statement and cause it to become effective, and further notifying Mednet that he intended to hold it responsible for all damages caused by his inability to sell shares of Mednet common stock. In that same notice, Herrick also informed Mednet, for the third time, that it was in breach of the Investment Agreement for failing to pay his attorney's bill of $9,049.93 for services connected with the initial investment.

         19. On or about July 15, 1996, Herrick sent Mednet another notice pursuant to the Investment Agreement and the Registration Rights Agreement relating to Mednet's continuing failure to register the shares to the improper sales, in the interim, of common stock by Mednet officers. On July 25, 1996, Argyropoulos, through his attorneys, sent Mednet a notice that it was in breach of numerous representations, warranties, and obligations under both the Investment Agreement and the Registration Rights Agreement. In addition to these notices, on numerous occassions Plaintiffs or their representatives contacted Defendants or their representatives and requested them, to no avail, to comply with their obligations under the Registration Rights Agreement.

         20. The Preferred Stock purchased by Argyropoulos and Herrick was "convertible exchangeable preferred stock". By its terms, the Preferred Stock became exchangeable, "at the option of the holder" into Mednet Convertible Notes if the following conditions occurred:

         If a working capital facility is not obtained, or $10,000,000 principal amount is not available thereunder, by November 15, 1995, then the Series A Preferred Stock is thereafter exchangeable at the option of the Holder in whole, or in part, at the rate of $1.00 principal amount of Convertible Notes for each $1.00 Face Amount of Series A Preferred Stock held by them at the time of exchange.

Mednet failed to obtain any working capital facility by November 15, 1995, much less a working capital facility with $10,000,000 availability, and as a result the Preferred Stock owned by Argyropoulos and Herrick became "thereafter" exchangeable into Convertible Notes.

         21. On October 24, 1996, Argyropoulos and Herrick exercised their rights to exchange their Preferred Stock into Convertible Notes. In accordance with the terms of the Preferred Stock, they surrendered to Mednet their certificates together with powers of attorney to transfer the Preferred Stock and irrevocable notices of their election to exchange. Under the terms of the Preferred Stock, the exchange of Argyropoulos' and Herrick's Preferred Stock for Convertible Notes.

         shall be deemed to have been made as of the date of such surrender of the shares of Series A Preferred Stock to be exchanged, and the person or persons entitled to receive the Convertible Notes deliverable upon exchange of such Series A Preferred Stock shall be treated for all purposes as a beneficiary of such Convertible Notes on such date...

Accordingly, as of October 24, 1996, Argyropoulos became the holder of $750,000 principal amount of Mednet Convertible Notes, and Herrick became the holder of $2,250,000 principal amount of Mednet Convertible Notes.

         22. Mednet covenanted that upon compliance by a Preferred Stockholder with these exchange procedures, it would "as soon as practicable" deliver the Convertible Notes "together with an amount in cash equal to all dividends on the Series A Preferred Stock accrued and unpaid thereon, whether or not declared, to the date of exchange." The amount of such dividends was $14,375 in the case of Herrick and $4,791.66 in the case of Argyropoulos.

         23. Mednet has conceded that it did not have the requisite working capital facility in place on November 15, 1995 as required but, notwithstanding that fact, it was wrongly stated that it has no obligation to deliver to Argyropoulos and Herrick their Convertible Notes and cash and that it will not do so. Mednet has also stated wrongly that Argyropoulos and Herrick had no legal right to convert their Preferred Stock to Convertible Notes and that Mednet will not recognize them as holders of Convertible Notes or permit them to exercise any of the rights or obtain any of the benefits attendant to being noteholders. Plaintiffs have duly informed Mednet that its conduct constitutes a breach of the Investment Agreement and could constitute an event of default under the Convertible Notes.

         24. Under the terms of the Convertible Notes Mednet is obligated to issue to Argyropoulos and Herrick, Mednet has covenanted not to do certain things unless they are first approved by holders of 55% of the Convertible Notes. Among the corporate matters that must be so approved is "[t]he authorization, creation or issuance of any Preferred Stock or Indebtedness" by Mednet. As holders of all of the outstanding Convertible Notes, therefore, Argyropoulos and Herrick must approve any issuance of preferred stock or debt before Mednet may legally issue any.

         25. On October 28, 1996, four days after Argyropoulos and Herrick became holders of Convertible Notes, Mednet announced publicly that it had entered into an agreement in principle to settle a dispute with Bergen, pursuant to the terms of which it had agreed to issue to Bergen preferred stock and debt. Mednet did not solicit or receive the consent of Herrick and Argyropoulos to such an arrangement as it was legally required to do, and it has further stated that it does not intend to seek or obtain their consent prior to issuing such Preferred Stock and debt. Plaintiffs have informed Mednet that any issuance of preferred stock or indebtedness without their consent is a breach of the Investment Agreement and an event of default under the Convertible Notes, and is invalid.


                             FIRST CAUSE OF ACTION

                      (Declaratory Relief Against Mednet)

         26. Plaintiffs repeat and reallege paragraphs 1 through 25 as if fully set forth herein.

         27. There exists a justiciable controversy between Plaintiffs Argyropoulos and Herrick on the one hand, and defendant Mednet on the other, as to whether Plaintiffs had the right to exchange their Preferred Stock for Convertible Notes and whether Plaintiffs are now holders of the Convertible Notes.

         28. In refusing to issue and deliver Convertible Notes to Plaintiffs, Mednet has breached the Investment Agreement and has failed to comply with its obligations under the terms of the Preferred Stock.

         29. In failing to pay Herrick and Argyropoulos accrued and unpaid dividends of, respectively, $14,375 and $4,791.66, Mednet had breached the Investment Agreement and has failed to comply with its obligations under the terms of the Preferred Stock. Plaintiffs have been damaged by Mednet's failure to pay those sums, which are due and owing.

         30. Plaintiffs seek a declaration that (a) they had the right to exchange, and duly exchanged, their Preferred Stock for Convertible Notes, (b) they became holders of Mednet Convertible Notes on October 24, 1996, (c) Mednet has breached the Investment Agreement and its obligations under the Preferred
Stock by failing to deliver to Plaintiffs the Convertible Notes to which they are entitled and by failing to pay them an amount equal to accrued and unpaid dividends on their Preferred Stock prior to exchange, (d) one or more Events of Default have occurred under the terms of the Convertible Notes, and (e) the Convertible Notes are immediately due and payable.


                             SECOND CAUSE OF ACTION

                       (Injunction Relief Against Mednet)

         31. Plaintiffs repeat and reallege paragraphs 1 through 30 as if fully set forth herein.

         32. Mednet is in a tenuous financial condition and there are serious questions about its continued viability.

         33. Absent delivery of the Convertible Notes, Plaintiffs are not able to sell them or to exercise their rights as noteholders. Absent the ability to exercise their rights as noteholders, Plaintiffs have no ability to protect themselves from the wrongful issuance by Mednet of other indebtedness that adversely effects their security and other rights.

         34. Plaintiffs have no adequate remedy at law for Mednet's failure to deliver their Convertible Notes.

         35. Plaintiffs seek an order directing Mednet to deliver their Convertible Notes.


                             THIRD CAUSE OF ACTION

                       (Injunctive Relief Against Mednet)

         36. Plaintiffs repeat and reallege paragraphs 1 through 35 as if fully set forth herein.

         37. Mednet's proposed agreement to issue preferred stock and debt to Bergen threatens an imminent violation of Plaintiffs' rights as holders of Convertible Notes and is also a breach by Mednet of its obligations under the Investment Agreement.

         38. By attempting to deprive Plaintiffs of their rights as noteholders to determine what additional preferred stock and debt, if any, may be issued by Mednet, Mednet threatens Plaintiffs with imminent irreparable harm for which they have no adequate remedy at law. Plaintiffs have no adequate remedy for the issuance by Mednet of debt to third parties that impairs Plaintiffs' security and other interests.

         39. Plaintiffs seek an order enjoining Mednet from issuing any preferred stock or indebtedness to Bergen or anyone else absent compliance with the terms of the Convertible Notes.


                             FOURTH CAUSE OF ACTION

                (Breach of Investment Agreement Against Mednet)

         40. Plaintiffs repeat and reallege paragraphs 1 through 39 as if fully set forth herein.

         41. In order to induce Aries to enter into the Investment Agreement and Registration Rights Agreement and Plaintiffs to invest $3 million in Mednet by purchasing the securities described above, Defendants Mednet and Merryman made
numerous    material    misrepresenations    and    omissions.    Among   those
misrepresentations and omissions were the following:

         a. The Private Placement Memorandum contained overstated forecasts of income and revenue that were not based upon any good faith judgment about the future of Mednet's business. These projections were represented and warranted to have been prepared in good faith and, as of September 15, 1995, to be reasonable. They were neither. By way of example, and not limitation, as of September 15, 1995, just two weeks from the end of its fiscal third quarter, Mednet continued to provide Plaintiffs with a forecast of 1995 revenues as being $172 million, which was a 50% overstatement of actual revenues of just $114 million. The estimate provided to Plaintiffs at the time of their multi-million dollar investment is to be contrasted with Mednet's more realistic estimate of 1995 gross revenues of $110 to $115 million, which was publicly disclosed by Merryman on November 17, 1995, just eight weeks later. Mednet provided similarly inflated estimates of gross profit, operating income and net income for the year, which turned out to be enormous losses. Projected balance sheet and cash flow items were also materially misstated, as were revenues and other income statement items for future years.

         b. The proforma financials provided by Defendants materially overstated the revenues reasonably expected to be added by the Home Pharmacy acquisition and other matters. By way of example and not limitation, although the proforma financials reflected the full amount of the approximately $45 million in revenues arising out of Home Pharmacy's existing contracts, Mednet knew that a number of Home Pharmacy's contracts were likely to be terminated upon or shortly following closing of the acquisition. In fact, in attempting to justify the termination by the City of Chicago of a contract with Home Pharmacy representing an estimated $8 million in annual revenues, Merryman admitted after the closing that he had expected the contract to be terminated all along but was not concerned because it was not a profitable contract; however, prior to closing Merryman had represented to Mayer that all Home Pharmacy contracts were profitable. In all, Mednet lost contracts representing more than 50% of Home Pharmacy's 1995 sales within just months of Plaintiffs' investment. After the fact, Defendant Heil also acknowledged to Mayer that he had been aware that numerous contracts would be lost. The Offering Memorandum further reflects that there would be an increase in Mednet's earnings before interest, taxes, depreciation and amortization of $5 million as a result of the Home Pharmacy acquisition, and Merryman further orally represented that, on a proforma basis, Home Pharmacy would have contributed $5.4 million to Mednet's operating income. In fact Home Pharmacy contributed negligible income or losses.

         c. The projections provided by Defendants materially overstated the revenues reasonably expected to be obtained through Mednet's contract with Trustmark. In the Offering Memorandum and in private conversations, Mednet touted the Trustmark contract as likely to generate more than $19 million in revenues over the then-coming year and to have the potential for annual revenues many times that amount. Indeed, Plaintiffs were orally assured by Merryman that a $19 million revenue estimate was conservative. Mednet also promoted the Trustmark contract as one that would have significant additional benefits to Mednet's reputation and demonstrate its capacity to handle such a large contract. In fact, there were no reasonable basis for such expectations, and Trustmark revenues have to date been less than 20% of what was represented to be expected.

         d. The financial information provided by Mednet materially understated Mednet's liabilities by, among other things, understating its payables and tax liabilities.

         e. The financial information overstated Mednet's receivables by, among other things, including receivables derived from a program involving heart patients from whom Mednet did not have a reasonable likelihood of collecting.

         f. Information provided by Mednet identifying clients and projected revenues that Mednet had a "high profitability" of obtaining had no reasonable basis and was grossly over-optimistic.

         g. The Private Placement Memo and other financial information provided by Mednet contained material omissions by, among other things, failing to disclose and discuss the liquidity crisis facing the company, failing to disclose fully the transition problems Mednet had a reasonable likelihood of encountering in connection with the Home Pharmacy acquisition, and omitting to discuss the risk of loss of numerous significant contracts. The purpose and effect of all of these misrepresentations was substantially to overstate Mednet's reasonably expected revenues, income and cash flow, and to fraudulently induce Plaintiffs to invest in Mednet.

         42. In addition to all other written and oral information provided, Defendant Merryman and others provided personal, oral assurances that the financial projections and other prospective information that had been provided to Plaintiffs were conservative and, if anything, understated the future potential and short and long term prospects for Mednet.

         43. The Investment Agreement contains numerous representations and warranties by Mednet intended for the protection of the investors. Mednet has breached numerous of those representations and warranties, including those contained in Sections 4.1(f), (m), (n), (q), (w), (y), (z), and (aa).

         44. Mednet failed to comply with the federal securities laws and rules by the SEC by failing to register the Preferred Stock as required by Section 5 of the Securities Act. This is also a breach of its representations and warranties under the Investment Agreement.

         45. Mednet has further breached the Investment Agreement by failing to pay Herrick's legal expenses.

         46. Mednet has further breached the Investment Agreement by refusing to honor its covenants under the Preferred Stock and Convertible Notes issued by it pursuant to the Investment Agreement.

         47. Under Section 6.2 of the Investment Agreement, Mednet agreed broadly to indemnify Plaintiffs and hold them harmless against any and all direct and indirect costs...damages, losses, liabilities and expenses (including attorneys' fees and disbursements), together with any such costs or expenses to investigate the same or enforce the provisions hereof...resulting to, imposed upon or incurred by any of them, directly or indirectly, arising out of, based upon, or resulting from the breach or inaccuracy of any representation or warranty made by the Company, or the breach of, or failure to comply with, any covenant or agreement of the Company, in this Agreement.

         48. Under the terms of the Investment Agreement, Plaintiffs are entitled to recover their legal fees, in addition to any other relief that may be appropriate.

         49. Because of Mednet's breaches of the Investment Agreement, an event of default has occurred under the Convertible Notes on account of which Plaintiffs may declare the Notes owned by them to be immediately due and payable.

         50. By virtue of Mednet's breaches of the Investment Agreement, Plaintiffs have been damaged in an amount to be proven at trial in excess of $14 million.


                             FIFTH CAUSE OF ACTION

       (Breach of Registration Rights Agreement Against Defendant Mednet)

         51. Plaintiffs repeat and reallege paragraphs 1 through 50 as if fully set forth herein.

         52. By virtue of the foregoing conduct, Mednet has breached its obligations under the Registration Rights Agreement by, among other things, failing to exercise it best efforts to file a registration statement and have it declared effective. During the period when Plaintiffs should have been, but as a result of the delay caused by Mednet's breach were not, in a position to sell Mednet common stock for which they held warrants and rights of conversion, the price of Mednet's common stock declined substantially. As a result, Plaintiffs have incurred significant damages to be proven at trial in excess of $3 million.

         53. Under Section 8 of the Registration Rights Agreement, Mednet agreed to indemnify Plaintiffs and hold them harmless from and against all losses, claims, damages, liabilities and expenses...to which the Investor or any Holder...may become subject...insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon...(ii) the breach of inaccuracy of any representation or warranty made by [Mednet], or the breach of, or failure to comply with, any covenant or agreement of [Mednet] in this Agreement...

         54. Under the terms of the Registration Rights Agreement, Plaintiffs are entitled to recover their attorneys' fees in addition to any damages or other relief to which they may be entitled.


                             SIXTH CAUSE OF ACTION

               (Section 12(a)(2) and Section 15 of the Securities
                          Act Against All Defendants)

         55. Plaintiffs repeat and reallege paragraphs 1 through 54 as if fully set forth herein.

         56. By virtue of the foregoing, Defendants Mednet and Merryman have violated Section 12(a)(2) of the Securities Act, entitling Plaintiffs to recision of their Preferred Stock purchases or rescissory damages, together with interest.

         57. Plaintiffs have commenced this action within one year of learning of the material misstatements and omissions on which this claim is based.

         58. Defendant Merryman is directly liable and is also liable for Mednet's violation of Section 12(a)(2) under Section 15 of the Securities Act.

         59. Defendants Lizerbram, McCarthy, Kirsch, Heil, Georgiou, Hanley, Quick, Strauss, and Ward are secondarily liable under Section 15 of the Securities Act.


                            SEVENTH CAUSE OF ACTION

           (Section 10(b) and Section 20 of the Exchange Act and SEC
                       Rule 10b-5 Against All Defendants)

         60. Plaintiffs repeat and reallege paragraphs 1 through 59 as if fully set forth herein.

         61. The material misstatements identified above were made by Defendants Mednet and Merryman with knowledge or in reckless disregard of their falsity.

         62. Plaintiffs reasonably relied upon the material misrepresentations of Defendants Mednet and Merryman in electing to invest $3 million in Mednet by purchasing Mednet securities.

         63. By engaging in the foregoing conduct, Defendants Mednet and Merryman have violated Section 10(b) of the Exchange Act and SEC Rule 10b-5 thereunder, as a result of which Plaintiffs have been damaged in an amount to be proven at trial in excess of $14 million.

         64. Merryman is independently liable and is also liable for Mednet's violation of Section 10(b) and Rule 10b-5 under Section 20 of the Exchange Act.

         65. Defendants Lizerbram, McCarthy, Kirsch, Heil, Georgiou, Hanley, Quick, Strauss, and Ward are secondarily liable under Section 20 of the Exchange Act.


                             EIGHTH CAUSE OF ACTION

                 (Fraud Against Defendants Mednet and Merryman)

         66. Plaintiffs repeat and reallege paragraphs 1 through 65 as if fully set forth herein.

         67. Defendants Mednet and Merryman knowingly made the foregoing misstatements to Plaintiffs to induce them to invest in Mednet.

         68. Plaintiffs reasonably relied upon Defendants' fraudulent conduct to their detriment.

         69. By virtue of the foregoing conduct, Defendants Mednet and Merryman have defrauded Plaintiffs and have caused them substantial damages in excess of $14 million. Defendant Merryman also has profited by his own sales of Mednet stock during a period when he knew Plaintiffs were unable to sell their stock.

         70. Mednet's and Merryman's conduct was oppressive and was undertaken with malice and the intent to defraud Plaintiffs, entitling Plaintiffs to an award of substantial punitive damages.


                             NINTH CAUSE OF ACTION

      (Negligent Misrepresentation Against Defendants Mednet and Merryman)

         71. Plaintiffs repeat and reallege paragraphs 1 through 70 as if fully set forth herein.

         72. The misstatements and omissions of Defendants Mednet and Merryman were made under circumstances where Defendants knew or should have known that their representations were untrue.

         73. As a result of the negligent conduct of Defendants Mednet and Merryman, Plaintiffs have suffered substantial damages in excess of $14 million.


                             TENTH CAUSE OF ACTION

             (Breach of Fiduciary Duty Against Defendant Merryman)

         74. Plaintiffs repeat and reallege paragraphs 1 through 73 as if fully set forth herein.

         75. As an officer and director of Mednet, Merryman owed to Plaintiffs various fiduciary duties.

         76. By virtue of the foregoing conduct, Merryman has breached his fiduciary duties to Plaintiffs, as a result of which Plaintiffs have been damaged in a substantial amount to be proven at trial.


                            ELEVENTH CAUSE OF ACTION

       (Violation of California Corporations Code Against All Defendants)

         77. Plaintiffs repeat and reallege paragraphs 1 through 76 as if fully set forth herein.

         78. By virtue of the foregoing, Defendants Mednet and Merryman have violated California Civil Code Section 25401.

         79. Plaintiffs are entitled to recision or damages, as provided for by California Corporations Code Section 25501.

         80. As directors of Mednet at the time it sold Preferred Stock to Plaintiffs, Defendants Merryman, Lizerbram, McCarthy, Kirsch, Heil, Georgiou, Hanley, Quick, Strauss, and Ward are jointly and severally liable for Mednet's liability pursuant to California Corporations Code Section 25504.

                             TWELFTH CAUSE OF ACTION

          (Violation of Nevada Securities Act Against All Defendants)

         81. Plaintiffs repeat and reallege paragraphs 1 through 80 as if fully set forth herein.

         82. By virtue of the foregoing, Defendants Mednet and Merryman have violated Nevada Revised Statutes 90.570.

         83. Plaintiffs are entitled to recision or damages, as provided for by Nevada Revised Statutes 90.660.

         84. As directors of Mednet at the time it sold Preferred Stock to Plaintiffs, Defendants Merryman, Lizerbram, McCarthy, Kirsch, Heil, Georgiou, Hanley, Quick, Strauss, and Ward are jointly and severally liable for Mednet's liability pursuant to Nevada Revised Statutes 90.660.


                           THIRTEENTH CAUSE OF ACTION

                 (Violation of Florida Securities and Investor
                     Protection Act Against All Defendants)

         85. Plaintiffs repeat and reallege paragraphs 1 through 84 as if fully set forth herein.

         86. By virtue of the foregoing, Defendants Mednet and Merryman have violated Florida Statutes, Chapter 517, Section 517.301.

         87. Plaintiffs are entitled to recision or damages, as provided for by Florida Statutes, Chapter 517, Section 517.211.

         88. As directors of Mednet at the time it sold Preferred Stock to Plaintiffs, Defendants Merryman, Lizerbram, McCarthy, Kirsch, Heil, Georgiou, Hanley, Quick, Strauss, and Ward are jointly and severally liable for Mednet's liability pursuant to Florida Statutes, Chapter 517, Section 517.211.

                               PRAYER FOR RELIEF

WHEREAS, Plaintiffs demand judgment as follows:

A. On its First Cause of Action, entry of an order declaring Plaintiffs' rights as specified above.

B. On its Second Cause of Action, entry of an order directing Mednet to deliver Convertible Notes to Plaintiffs.

C. On its Third Cause of Action, entry of an order preliminarily and permanently enjoining Mednet from issuing preferred stock or debt without compliance with the terms of the Convertible Notes, or otherwise violating the terms of those Notes.

D. On its Fourth, Fifth, Seventh, Eighth, Ninth, and Tenth Causes of Action, an award of damages in an amount to be proven at trial.

E. On its Sixth, Eleventh, Twelfth and Thirteenth Causes of Action, recision or an award of rescissory damages, as appropriate.

F.   An award of punitive damages.

G. Plaintiff's costs of suit, including their reasonable attorneys' fees to the extent allowable by contract and law.

H.   Such other and further relief as the court may deem just and proper.

DATED:  November 5, 1996

                                        /s/ Robert A. Sacks
                                        ----------------------------------------
                                        Robert A. Sacks
                                        SULLIVAN & CROMWELL
                                        444 South Flower Street
                                        Los Angeles, California  90071

                                        Attorneys for Plaintiffs James
                                        Argyropoulos and Norton Herrick

                            DEMAND FOR TRIAL BY JURY

Plaintiffs demand a trial by jury on all issues so triable.



                                        /s/ Robert A. Sacks
                                        ----------------------------------------
                                        Robert A. Sacks
                                        SULLIVAN & CROMWELL
                                        444 South Flower Street
                                        Los Angeles, California  90071

                                        Attorneys for Plaintiffs James
                                        Argyropoulos and Norton Herrick